UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a‑12

MERGE HEALTHCARE INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of (1) a fact sheet highlighting the key elements and certain press coverage of the recently announced merger agreement entered into among Merge Healthcare Incorporated (“Merge”), IBM and Datong Acquisition Corp; and (2) a communication from Merge’s eClinical subsidiary to its customers and prospective customers regarding the merger agreement.

IBM PLANS TO ACQUIRE MERGE HEALTHCARE

Combining with IBM is exciting news, and – once the transaction has closed – can enable Merge to serve you even better.  Joining together our strength as a leader in healthcare image handling and processing, interoperability and clinical systems, with IBM’s powerful Watson Health Cloud cognitive and analytic capabilities can enable us to expand the reach and effectiveness of our solutions.

Like us, IBM Watson Health is striving to expand the reach and effectiveness of healthcare insight solutions through innovative solutions based on medical imaging and other data sources, with applied cognitive analytics to derive deeper insights.

The vision is that healthcare providers will be able to use the Watson Health Cloud to surface new insights from a consolidated, patient-centric view of current and historical images, electronic health records, data from wearable devices and other related medical data, in a secure environment.

In short – this will help us serve you better.

What People Are Saying

“IBM's $1 billion purchase of Merge Healthcare should be a boon for the Chicago-based health tech company, giving it greater branding power and deeper pockets to ward off competitors and shape the future of medicine.”
- Crain’s Chicago Business

“…having a company like IBM as your new owner really eliminates any concern a potential customer might have about the company's long-term viability.”
- Matthew Gillmor, Robert W. Baird analyst

 AT A GLANCE

•     IBM plans to acquire Merge in a transaction valued at $1 billion

•     Brings together Merge’s leadership in healthcare image handling and processing, interoperability and clinical systems,  with IBM’s powerful Watson Health Cloud cognitive and analytic capabilities

•     After close, Merge to operate as part of the IBM Watson Health unit

•     Business as usual until the transaction closes – Merge and IBM will operate as separate companies

•     Meeting our customers’ needs remains our highest priority

“It’s a great affirmation of the innovation and creativity coming out of the Chicago market…Truly what impressed IBM was not only the intellectual property associated with the services [Merge] provide[s], but the talent of the individuals that represent the organization.”
- Stephen Gold, IBM Watson Vice President

“With the combination of Watson’s powerful cognitive computing engine and huge amount of healthcare data (all cloud-based) and Merge Healthcare’s world-class technology platform for sharing medical images (such as CAT scans and mammographies), Watson will now be able to also SEE, helping doctors make decisions efficiently and effectively.”
- Panos Mourdoukoutas, Forbes

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Merge by IBM. In connection with the proposed acquisition, Merge intends to file relevant materials with the SEC, including Merge’s proxy statement in preliminary and definitive form. STOCKHOLDERS OF MERGE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MERGE’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

Participants in Solicitation

IBM and its directors and executive officers, and Merge and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Merge common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015. Information about the directors and executive officers of Merge is set forth in the proxy statement for Merge’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.

To valued customers and friends of Merge eClinical:

We’re excited to share with you today the announcement of an important milestone in Merge Healthcare history: Our organization, including the eClinical Division, entered into an agreement under which, subject to regulatory review, Merge shareholder approval and satisfaction of customary closing conditions, we will be acquired by IBM. Upon closing, our company’s solutions will, over time, become integrated with the IBM Watson Health [http://www.ibm.com/smarterplanet/us/en/ibmwatson/health/] platform.

What does all this mean for you?

•	First and foremost, your day-to-day experience with our team and our products--whether you use eClinicalOS (eCOS), CTMS for Investigators or both--will remain the same. You’ve come to rely on the powerful capabilities and ease of use of our software, and we have no intention of changing that (those attributes, after all, were among the many that made our solutions so attractive to IBM).

•	Your existing Merge account manager will continue to be your main point of contact and spearhead the extraordinary customer service that’s become one of our industry hallmarks.

•	Your team and ours will have opportunities to advance smarter clinical research through the unique cognitive and analytic capabilities available exclusively through Watson Health. (“Amazing” doesn’t even begin to describe them.)

Until the transaction closes, which we expect will be later this year, Merge Healthcare (including its Merge eClinical group) will remain an independent company. Our plans call for the Merge management team to remain in place both throughout and following the acquisition.

You can learn more about last week’s announcement here [http://www.merge.com/News/Article.aspx?ItemID=660], and we’ll be sure to keep you posted on future developments.

As always, thank you for your business and support, and I wish you continued success.

Zaher El-Assi
 President, eClinical

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between IBM and Merge, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and Merge's future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties' ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of stockholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Merge's operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Merge may be difficult; IBM and Merge are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC, and Merge's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its most recent quarterly report filed with the SEC. IBM and Merge assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Merge by IBM. In connection with the proposed acquisition, Merge intends to file relevant materials with the SEC, including Merge’s proxy statement in preliminary and definitive form. STOCKHOLDERS OF MERGE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MERGE’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free at Merge’s Investor Relations web site, http://www.merge.com/Company/Investors.aspx. Such documents are not currently available.

Participants in Solicitation

IBM and its directors and executive officers, and Merge and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Merge common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2015. Information about the directors and executive officers of Merge is set forth in the proxy statement for Merge’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on May 8, 2015. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.